Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	MAF Bancorp, Inc.	Contact:	Jerry A. Weberling, EVP
	55th Street & Holmes Avenue		and Chief Financial Officer
	Clarendon Hills, IL 60514		Michael J. Janssen,
Senior Vice President
	www.mafbancorp.com		(630) 325-7300

MAF BANCORP, INC. TO PARTICIPATE IN

AMERICA’S COMMUNITY BANKERS

COMMUNITY BANK INVESTOR CONFERENCE

Clarendon Hills, Illinois, February 17, 2006 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the America’s Community Bankers Community Bank Investor Conference to be held in San Francisco, California on February 21-22, 2006. The Company’s presentation will be broadcast on the Internet at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=MAFB&item_id=1194048 and will also be available through MAF’s website at http://www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Kenneth Koranda, President of MAF Bancorp and Jerry Weberling, Executive Vice President and Chief Financial Officer of MAF Bancorp, which is scheduled to be delivered on Wednesday, February 22, 2006 at 11:15 a.m. Central Time. A replay of the presentation will be available on the websites for approximately three weeks following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank currently operates a network of 82 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name “St. Francis Bank, a division of Mid America Bank.” The Company’s common stock trades on the Nasdaq Stock Market under the symbol MAFB.

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